SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2003

Alcan Inc.
(Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2
(Address of principal executive offices, including postal code)

(514) 848-8000
(Registrant's telephone number, including area code)

ITEM 5.	Other Events

On December 8, 2003, Alcan Inc. (the "Company") closed its issuance and sale of $500,000,000 aggregate principal amount of its 5.200% Notes Due 2014 and $750,000,000 aggregate principal amount of its 6.125% Notes Due 2033 (together, the "Notes") pursuant to an Underwriting Agreement dated December 3, 2003 (the "Underwriting Agreement"), between the Company and Morgan Stanley & Co. Incorporated, as the Representative of the Several Underwriters named in Schedule A thereto. The Notes were issued pursuant to that certain Indenture dated as of May 15, 1983 between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, as amended. The offering of the Notes has been registered under the Securities Act of 1933 (the "Act") pursuant to a Registration Statement on Form S-3 (Reg. No. 333-110739) (the "Registration Statement") previously filed with the Securities and Exchange Commission under the Act. Copies of the Underwriting Agreement, the forms of Notes, opinion of Roy Millington regarding the validity of the Notes, opinion of Sullivan & Cromwell LLP regarding the validity of the Notes, opinion of Hugh Berwick regarding certain matters of Canadian taxation, and opinion of Sullivan & Cromwell LLP regarding certain matters of United States federal income tax, are attached hereto as Exhibits 1.1, 4.1, 4.2, 5.1, 5.2, 8.1, and 8.2, respectively.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(c)	Exhibits

	1.1	Underwriting Agreement, dated December 3, 2003.

	4.1	Form of 5.200% Note Due 2014.

	4.2	Form of 6.125% Note Due 2033.

	5.1	Opinion of Roy Millington.

	5.2	Opinion of Sullivan & Cromwell LLP.

	8.1	Opinion of Hugh Berwick, Senior Tax Counsel of Alcan Inc., regarding certain matters of Canadian taxation.

	8.2	Opinion of Sullivan & Cromwell LLP regarding certain matters of United States federal income tax.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada.

ALCAN INC.

By	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: December 9, 2003

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 3, 2003.

4.1	Form of 5.200% Note Due 2014.

4.2	Form of 6.125% Note Due 2033.

5.1	Opinion of Roy Millington.

5.2	Opinion of Sullivan & Cromwell LLP.

8.1	Opinion of Hugh Berwick, Senior Tax Counsel of Alcan Inc., regarding certain matters of Canadian taxation.

8.2	Opinion of Sullivan & Cromwell LLP regarding certain matters of United States federal income tax.